EXHIBIT 5.1

December 7, 2006

Key Consumer Receivables, LLC

c/o JPMorgan Chase Bank, National Association

White Clay Center, Route 273

Newark, Delaware  19711

RE:

Key Consumer Receivables, LLC
Registration Statement on Form S-3 (No. 135860)

Ladies and Gentlemen:

We have acted as counsel for Key Consumer Receivables, LLC, a Delaware limited liability company (the "Company"), in connection with (a) a Registration Statement of the Company on Form S-3 relating to the Notes (as hereinafter defined) (File No. 333-132315) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") (the registration statement, excluding all exhibits thereto,  is referred to herein as the, "Registration Statement") and (b) the offering of the notes (the "Notes"), described in the related prospectus supplement dated November 29, 2006 and prospectus dated November 29, 2006 (collectively, the "Prospectus"), each of which have been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.  As described in the Prospectus, the Notes will be issued on or about December 7, 2006 by KeyCorp Student Loan Trust 2006-A (the "Trust"), a trust formed by the Company pursuant to a trust agreement between the Company and The Bank of New York (Delaware), as owner trustee.  The Notes will be issued pursuant to an indenture (the "Indenture") between the Trust and Deutsche Bank Trust Company Americas, as indenture trustee.  For purposes of this opinion, the Notes, the Prospectus and the Indenture shall be referred to collectively, as the "Transaction Documents".  Capitalized terms used herein but not herein defined shall have the meanings assigned to them in the applicable Transaction Documents.

We are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of the Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Prospectus and the current draft of the Indenture (including the forms of Notes included as exhibits thereto).  With your permission, we have assumed that each party to a Transaction Document, has the power and authority, corporate or other, to enter into and perform all obligations thereunder, has authorized the execution, delivery and performance of the Transaction Documents and has duly executed and delivered the Transaction Documents.  In addition, we express no opinion as to the enforceability of any Transaction Document against any party other than the Company.  We have also assumed that the sale and the issuance of the Notes have been authorized by all requisite limited liability company action on the part of the Company.

Based upon and subject to the foregoing, we are of the opinion that, assuming that the Notes have been validly executed by the Eligible Lender Trustee on behalf of the Trust, the Notes, when authenticated by the Indenture Trustee, issued in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Trust enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws, concepts of materiality, reasonableness, public policy, good faith and fair dealing), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this opinion.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

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